UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Natural Gas Fueling and Conversion Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

4932

(Primary Standard Industrial Classification Code Number)

46-3914127

(I.R.S. Employer Identification Number)

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

I. Andrew Weeraratne

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

Fax: (646) 607-5544

www.jsbarkats.com

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (2)

Class A Common Stock, par value $0.0001 per share	10,000,000	$3.00	$30,000,000	$3,864.00

(1)	To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of Class A common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(2)	The registration fee for securities is based on an estimate of the aggregate offering price of the securities, assuming the sale of the securities at the midpoint of the high and low anticipated offering prices set forth in the prospectus, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2013

PROSPECTUS

Natural Gas Fueling and Conversion Inc.

10,000,000 shares of Class A Common Stock

This is the initial offering of shares of Class A common stock (the “Common Stock”) of Natural Gas Fueling and Conversion Inc. (the “Company,” “we,” “us” or “our”). We are offering up to a total of 10,000,000 shares of our Common Stock on a self-underwritten basis, at an offering price of $3.00 per share. There is no minimum offering. All proceeds received by us from the sale of the shares of Common Stock offered hereby will be deposited into our corporate account and will immediately be available for our use (See “Use of Proceeds”).

This offering is being conducted on a “best efforts” self-underwritten basis. We are not paying any underwriting commissions in this offering. Our Common Stock will be offered and sold on our behalf by our officers and directors. The intended methods of communication with potential investors include, without limitation, telephone calls and personal contacts. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf. For a description of the plan of distribution of these shares, please see page 36 of this prospectus.

Before this offering, there has been no public market for shares of our Common Stock. We plan to have our shares of Common Stock listed on the Over-the-Counter Bulletin Board (the “OTCBB”). To be quoted on the OTCBB, a market maker must apply to make a market in our Common Stock. We do not have any agreements or understanding with any market makers to date to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

The shares of our Common Stock will be offered from the date of this prospectus until __________, 2014. In our sole discretion, we may extend the offering period for up to an additional 90 days. The offering will terminate on the earlier of that date, when all the shares have been sold or when our board of directors decides that it is in our best interests to terminate the offering prior the completion of the sale of shares offered by this prospectus.

We are a development stage company and have limited operations. To date we have been involved primarily in organizational and initial capital raising activities. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accounting firm has issued an audit opinion which includes a going concern opinion as to the Company’s future operations.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2013

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ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information otherwise. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER INFORMATION

We maintain our web site at www.NGFCE.com. Information on such web site is not considered a part of this prospectus.

Unless specifically set forth to the contrary, when used in this prospectus the terms “Natural Gas Fueling and Conversion Inc.”, “we”, “us”, “our” and similar terms refer to Natural Fueling and Conversion Inc., a Florida corporation.

PROSPECTUS SUMMARY

About Us

We are a newly formed, development stage company. Our primary business is to construct, own and operate combined gasoline, diesel and liquefied natural gas (LNG), and compressed natural gas (CNG), vehicle fueling and service stations in the United States along with garages to retrofit gasoline and diesel driven vehicles (that we also call vehicle conversion division) to run on LNG or CNG (also called NG vehicles). Our initial primary focus will be distributing gasoline and diesel, but we will also have LNG and CNG available for natural gas (NG) driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling. In some stations we plan to build (or acquire and expand), we may have gasoline and LNG only and in some stations we may have gasoline and CNG only and in some stations we may have the means to distribute gasoline, diesel, LNG and CNG. We will make that decision based on different factors such as the demand for LNG and/or CNG in each location and easy access to LNG and CNG supplies. We believe that NG business will go through significant changes in the near future and we will have a research department dedicated to our company adopting those changes as they evolve.

We also plan to construct, own and operate liquefaction factories to convert NG from gaseous state to liquefied LNG (through a process of cooling NG) to be distributed to our own fueling stations and also to fueling stations owned by other independent owners and companies. CNG is produced by applying compression to NG and we may have the ability to compress NG to CNG in some fueling stations itself to distribute CNG to vehicles driven by CNG. As we expand our business, we plan to have our own standalone NG to CNG conversion factory and distribute CNG to individual stations to be sold to retail customer.

Our vehicle conversion business will be conducted through a joint venture relationship with Shenzhen HJ Technology Company Ltd. (“HJT”), which is currently operating a series of factories converting vehicles to operate on LNG and CNG in the Peoples’ Republic of China (“PRC” or “China”) and also conduct extensive research and development on the Gas Intelligent Electric Control System that HJT has patented along with production and marketing of automobile software and components. HJT is the majority shareholder of High Tech Fueling Service and Distribution Inc. (HFSD), a U.S. holding company, which is planning on conducting similar operations in the PRC as our intended business model. The major shareholders and some of the directors of the Company are also significant shareholders and directors of HFSD, and thus we consider HJT a related party.

Our operations to date have been limited to our organizational activities and early stage implementation of our business plan. We do not have any revenue generating operations and we are dependent upon the proceeds from this offering to continue to implement our business plan.

Our principal executive offices are located at 7135 Collins Avenue, No. 624, Miami Beach, FL 33141 and our telephone number is (305) 865-8193. Our fiscal year end is September 30.

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We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

SUMMARY OF THE OFFERING

Securities Offered:	Up to 10,000,000 shares of the Company’s Common Stock.

Offering Price:	$3.00 per share.

Offering Period:	From the date of this prospectus until __________, 2014, unless extended by us for an additional 90 days, unless extended by the Company in its sole discretion.

Proceeds to the Company:	$30,000,000, assuming the maximum number of shares are sold in the offering and prior to factoring in the expenses of this offering, which we estimate to be approximately $40,000.

Use of Proceeds:	We will use the net proceeds of this offering to build combined gasoline, LNG and CNG fueling service stations, and for working capital purposes (see “Use of Proceeds” on page 13).

Common Stock Outstanding Prior to the Offering:	12,600,000 shares of Common Stock.

Common Stock Outstanding After the Offering:	22,600,000 assuming all of the shares of Common Stock offered in this prospectus are sold.

Trading Symbol:	There is currently no public market for our Common Stock. Assuming we have a successful offering, we plan to have our shares of Common Stock quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply to make a market in our Common Stock. We do not have any agreements or understanding with any market maker and to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Common Stock.

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SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

For the Period from Inception (October 2, 2013) through October 31, 2013
Statement of Operations

Revenues	$-0-
Cost of Revenues	$-0-
General and Administrative Expenses	$15,100
Total Operating Expenses	$15,100
Net Income/(Loss)	$(15,100)

As of October 31, 2013
Balance Sheet Data

Cash	$136,300
Total Assets	$136,300
Total Liabilities	$90
Stockholders’ Equity	$136,210

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RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related to this Offering

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO PROVIDE FUNDS TO DEVELOP OUR BUSINESS. BECAUSE THIS IS A BEST-EFFORTS OFFERING, THERE ARE NO ASSURANCES WE WILL RAISE SUFFICIENT CAPITAL TO ENABLE US TO DEVELOP OUR BUSINESS.

We are dependent upon the proceeds from this offering to provide funds for the development of our business. If we sell less than all of the shares of our Common Stock offered hereby, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. While this offering seeks to raise a portion of the capital we will need, this is a best efforts offering with no minimum and there are no assurances we will sell all or any portion of the shares of our Common Stock offered hereby. Even if we sell all of the shares offered hereby, we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

OUR MANAGEMENT HAS FULL DISCRETION AS TO THE USE OF PROCEEDS FROM THIS OFFERING.

We presently anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this prospectus. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, investors in the shares of Common Stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

Risks Related Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in the State of Florida in October 2013. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

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THE LIKELIHOOD OF OUR ABILITY TO OPERATE MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS THAT WE ENCOUNTER, SUCH AS OUR LACK OF BUSINESS AND LACK OF CAPITAL.

We were incorporated in Florida in October 2013. Our lack of business and lack of capital seriously threaten our ability to operate. The likelihood of our ability to continue to operate must be considered in light of the problems, expenses, difficulties, complications and delays that we encounter, such as our lack of capital. Becoming a public company may provide us with the ability to raise money and finance our operations until and if our revenues increase. If we are not successful in becoming a publicly reporting company and raising the necessary capital to continue to operate or cannot overcome the difficulties, complications and delays, such as our lack of capital, we will no longer be able to operate.

We WILL require GOVERNMENT REGULATORY approvals and WILL HAVE TO abide by environment regulations enforced by THE Environmental Protection Agency in OPERATING OUR vehicle conversion division, and we may find it too costly or unable to get such clearance to successfully conduct BUSINESS.

Our current business plan anticipates the Company operating a division focused on converting vehicles that currently run on gasoline and diesel to run on natural gas. In the United States, the Environmental Protection Agency (EPA) has complex regulations that we have to abide by in order to conduct the vehicle conversion business and we may find those regulations to be prohibitively costly, possibly requiring us to charge our potential customers higher fees in order to be competitive. In the event that EPA regulations are too costly or we do not receive EPA clearance to operate the vehicle conversion business, we will not be able to effectively carry out our business plan and our results of operation will be adversely affected.

THE SUCCESS OF OUR BUSINESS MODEL IS DEPENDENT UPON OUR ABILITY TO IDENTIFY LOCATIONS THAT WILL GENERATE SUBSTANTIAL NG VEHICLE TRAFFIC IN ORDER TO BUILD AND OPERATE NG SERVICE STATIONS PROFITABLY, EITHER DIRECTLY BY US OR THROUGH FRANCHISEES.

The first significant piece of the Company’s business plan is to build and operate NG refueling and service stations to generate revenue. As vehicles in the United States that run on NG are still limited, a significant market for our services may not develop. In the event that the NG car market does not develop in the United States or we are not able to identify suitable locations for our NG refueling and service stations, we will not be able to effectively carry out our business plan and our results of operations will materially adversely affected.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

We may be required to raise additional working capital in order to fully implement our business model. Our future capital requirements, however, depend on a number of factors, including our operations, the financial condition of an acquisition target and its needs for capital, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of the shares of Common Stock. We cannot assure that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

The Chief Executive Officers and two other executive officers of our company are involved as executive officers of another related company that is currently setting up an identical operation in China. Thus a conflict of interest may arise with their duties to both companies.

Andrew Weeraratne, the Company’s Chief Executive Officer and member of the Company’s board of directors, as well as the majority shareholder of the Company, is also the president, a director and significant shareholder of another company, High Tech Fueling Service and Distribution Inc. (“HFSD”), a U.S. holding company that is planning on setting up NG stations and factories in China. Our President, Eugene Nichols and our Chief Financial Officer, Robert Sanford, are also executive officers of HFSD and therefore they may have a conflict of interest related to the time they have to devote to the management of each of these companies that may be detrimental to the Company’s shareholders.

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Our Joint Venture partner in OUR PLANNED vehicle conversion division, Shenzhen HJ Technology Co. Ltd. (“HJT”), in Shenzhen, China, is majority-owned and managed by a related party and that relationship may create an appearance of non-independence and POTENTIAL INVESTORS MAY VIEW THE RELATIONSHIP as a possible conflict of interest WHICH may deter them from investing in our company.

HJT, our joint-venture partner in our planned vehicle conversion division, is majority owned by Mr. Ren Xianling, the current Chief Executive Officer of HJT and Ms. Liang Gexi, the Managing Director of HJT, whom are also the Chief Executive Officer and Vice President of Administration, respectively, of HFSD. HFSD is concurrently setting up a similar operation to the Company in China. In addition, the executive officers of the Company are also executive officers of HFSD. These issues may appear to potential investors as detrimental and as a result they may choose not to invest in our company.

OUR MANAGEMENT MAY BE UNABLE TO IDENTIFY LOCATIONS TO BUILD A FUELING AND SERVICE STATION AND/OR EFFECTIVELY INTEGRATE OUR MANAGEMENT STYLE TO OUR FRANCHISEES AND THUS WE MAY BE UNABLE TO FULLY REALIZE THE ANTICIPATED BENEFITS OF SETTING UP FRANCHISES WHICH MAY AFFECT OUR GROWTH.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify suitable locations and franchise partners. Any future expansion plans will be subject to a number of challenges, including:

•	the diversion of management time and resources and the potential disruption of our ongoing business;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staffs as to the proper collection and recordation of financial data;

•	potential unknown liabilities associated with franchising operations the difficulty of retaining key alliances on attractive terms with partners and suppliers; and

•	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

WE MAY ACQUIRE NG STATIONS ALREADY IN OPERATION IN EXCHANGE FOR STOCK OF OUR COMPANY, AND SUCH ACQUISITION EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS.

Our business model may result in the issuance of our securities to consummate certain acquisitions in the future. As a result, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. As we will generally not be required to obtain the consent of our shareholders before entering into acquisition transactions, shareholders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

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WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success is, to a certain extent, attributable to the management, sales and marketing and operational expertise of key personnel who will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition and our results of operations could be adversely impacted.

If the prices of CNG and LNG do not remain sufficiently below the prices of gasoline and diesel, potential customers will have less incentive to purchase NG vehicles, which would decrease demand for CNG and LNG and reduce our POTENTIAL growth.

NG vehicles cost more than comparable gasoline or diesel powered vehicles because of the components needed for a vehicle to use NG add to a vehicle’s base cost. If the prices of CNG and LNG do not remain sufficiently below the prices of gasoline or diesel, operators may be unable to recover the additional costs of acquiring or converting to NG vehicles in a timely manner, and they may choose not to use natural gas vehicles. Our ability to offer CNG and LNG fuel to our customers at lower prices than gasoline and diesel depends in part on NG prices remaining lower, on an energy equivalent basis, than oil prices. If the price of oil, gasoline and diesel declines, it will make it more difficult for us to offer our customers discounted prices for CNG and LNG and maintain an acceptable margin on our sales. Recent and significant volatility in oil and gasoline prices demonstrate that it is difficult to predict future transportation fuel costs. In addition, any new regulations imposed on NG extraction, particularly on extraction of NG from shale formations, could increase the costs of gas production or make it more costly to produce NG, which could lead to substantial increases in the price of natural gas. Reduced prices for gasoline and diesel fuel may cause potential customers to delay or reject converting their fleets to run on NG. In that event, sales of NG fuel and vehicles would be slowed and our business would suffer.

The volatility of natural gas prices could adversely impact the adoption of CNG and LNG vehicle fuel and our business.

In the recent past, the price of NG has been volatile, and this volatility may continue. Increased NG prices affect the cost to us of NG and will adversely impact our projected operating margins in cases where we have committed to sell NG at a fixed price without an effective futures contract in place that fully mitigates the price risk or where we otherwise cannot pass the increased costs on to our customers. In addition, higher natural gas prices may cause CNG and LNG to cost as much as or more than gasoline and diesel generally, which would adversely impact the adoption of CNG and LNG as a vehicle fuel and consequently our business.

Our growth is influenced by government incentives and mandates for clean burning fuels and alternative fuel vehicles. The failure to pass new legislation with incentive programs may adversely affect our business.

The NG business is influenced by federal, state and local government tax credits, rebates, grants and similar incentives that promote the use of NG and Renewable Natural Gas (RNG) as a vehicle fuel, as well as bylaws, rules and regulations that require reductions in carbon emissions. The absence of these programs and incentives could have a detrimental effect on the NG vehicle and fueling industry, and as a result our projected revenue and related financial performance may be adversely affected.

Our growth depends in part on environmental regulations and programs mandating the use of cleaner burning fuels, and modification or repeal of these regulations may adversely impact our business.

Our business depends in part on environmental regulations and programs that promote or mandate the use of cleaner burning fuels, including NG and RNG for vehicles. Industry participants with a vested interest in gasoline and diesel, many of which have substantially greater resources than we do, invest significant time and money in an effort to influence environmental regulations in ways that delay or repeal requirements for cleaner vehicle emissions. Further, economic difficulties may result in the delay, amendment or waiver of environmental regulations due to the perception that they impose increased costs on the transportation industry that cannot be absorbed in a challenging economy. The delay, repeal or modification of federal or state regulations or programs that encourage the use of cleaner vehicles could also have a detrimental effect on NG vehicle industry, which, in turn, could slow our growth and adversely affect our business.

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We face increasing competition from oil and gas companies, fuel providers, refuse companies, industrial gas companies, NG utilities and other organizations that have far greater resources and brand awareness than US.

A significant number of established businesses, including oil and gas companies, refuse collectors, NG utilities and their affiliates, industrial gas companies, station owners, fuel providers and other organizations have entered or are planning to enter the NG fuels market. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have. If we are not able to successfully compete with these entities are results of operations will be materially adversely affected.

If there are advances in other alternative vehicle fuels or technologies, or if there are improvements in gasoline, diesel or hybrid engines, demand for NG vehicles may decline and our business may suffer.

Technological advances in the production, delivery and use of alternative fuels that are, or are perceived to be, cleaner, more cost-effective or more readily available than CNG, LNG or RNG have the potential to slow adoption of NG vehicles. Advances in gasoline and diesel engine technology, especially hybrids, may offer a cleaner, more cost-effective option and make fleet customers less likely to convert their fleets to NG. Technological advances related to ethanol or biodiesel, which are increasingly used as an additive to, or substitute for, gasoline and diesel fuel, may slow the need to diversify fuels and affect the growth of the NG vehicle market. Use of electric heavy duty trucks or the perception that electric heavy duty trucks may soon be widely available and provide satisfactory performance in heavy duty applications may reduce demand for heavy duty LNG trucks. In addition, hydrogen and other alternative fuels in experimental or developmental stages may eventually offer a cleaner, more cost-effective alternative to gasoline and diesel than NG. Advances in technology that slow the growth of or conversion to NG vehicles, or which otherwise reduce demand for NG as a vehicle fuel, will have an adverse effect on our business. Failure of NG vehicle technology to advance at a sufficient pace may also limit its adoption and our ability to compete with other businesses providing alternative fuels and alternative fuel vehicles.

Our ability to obtain LNG is constrained by fragmented and limited production and increasing competition for LNG supply. if we are required to supply LNG from distant locations and cannot pass these costs through to our customers, our projected operating margins will decrease on those sales due to our increased transportation costs.

Production of LNG is fragmented and limited. It may be difficult for us to obtain LNG without interruption and near our projected markets at competitive prices or at all. If we are unable to purchase enough of LNG to meet customer demand, we may be liable to our potential customers for penalties and lose customers. Competition for LNG supply is escalating. If we experience an LNG supply interruption or LNG demand exceeds available supply, or if we have difficulty entering or maintaining relationships with contract carriers to deliver LNG on our behalf, our ability to expand LNG sales to new customers will be limited, our relationships with potential customers may be disrupted and our results of operations may be adversely affected. Furthermore, because transportation of LNG is relatively expensive, if we are required to supply LNG from distant locations and cannot pass these costs through to our customers, our projected operating margins will decrease on those sales due to our increased transportation costs.

Risks Related to Our Common Stock

OUR MAJORITY STOCKHOLDER OWNs 4,000,000 Shares of our class A common stock and 7,000,000 shares of our CLASS B common stock. Because of the voting preference granted to holders of series b common stock, the majority shareholder currently holders voting rights equal to holding 74,000,000 shares of class A common stock, which represents APPROXIMATELY 89.59% of the CURRENT outstanding voting stock of the company. The majority shareholder’s interests may differ from yours and he WILL BE able to exert significant influence over our corporate decisions, including a change of control.

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As of November 26, 2013, Mr. I. Andrew Weeraratne, our Chief Executive Officer, holds 4,000,000 shares of Common Stock and 7,000,000 shares of Class B common stock, which gives him voting rights equal to 74,000,000 shares of Common Stock because of the 10:1 voting preference granted to the series of Class B common stock. Assuming a full subscription of this offering for 10,000,000 shares of Common Stock, Mr. Weeraratne will control approximately 80% of the Company’s outstanding voting stock. As a result, he will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. Mr. Weeraratne may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and may affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

THE OFFERING PRICE OF THE SHARES of COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE COMMON STOCK. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The offering price for the shares of Common Stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of a future market price of the Common Stock.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE, THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Common Stock. Our shares of Common Stock are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his or her investment.

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A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.

Because our common stock is considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. A future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR SOME TIME, WHICH COULD RESULT IN NO RETURN ON YOUR INVESTMENT.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our earnings, if any, to provide funds for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of the Company’s board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors of our operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were -derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under “Risk Factors,” which could cause our actual results to differ from those projected in any forward-looking statements we make.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

(a) Market Information

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

(b) Holders

As of November 26, 2013, the Company had 20 shareholders of its Common Stock.

(c) Dividends

We have never paid cash dividends on our Common Stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our Common Stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

(d) Securities authorized for issuance under equity compensation plans

Not applicable.

OTCBB Listing

There are no assurances we will satisfy either the quantitative or qualitative listing standards to list our Common Stock on any major stock exchange, or that any exchange will otherwise approve a listing application. Therefore, unless we are qualified to be listed on a major stock exchange, we will attempt to have our Common Stock quoted on the OTCBB, until we establish a minimum bid price for our stock. Unlike a major stock exchange such as NYSE MKT or NASDAQ, which has specific quantitative and qualitative listing and maintenance standards, the OTCBB is an interdealer quotation service which facilitates quotation of unlisted securities. The OTCBB does not have any listing standards, other than such company must be current in its public disclosure. To be quoted on the OTCBB, a market maker must apply to make a market in our Common Stock. As of the date of this prospectus, we have not made any arrangement with any market maker to apply to make a market in our Common Stock and there can be no assurance that a market will develop or be maintained in our Common Stock. There is no assurance that the shares of our Common Stock will ever be quoted on the OTCBB.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 300,000,000 shares of capital stock, of which (i) 230,000,000 shares are Common Stock, $0.0001 par value per share; (ii) 60,000,000 shares are Class B common stock, par value $0.0001 per share; and (iii) 10,000,000 shares of blank-check preferred stock, $0.0001 par value per share.

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Class A Common Stock

We are authorized to issue 230,000,000 shares of Common Stock. As of November 26, 2013, 12,600,000 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Class B Common Stock

We are authorized to issue 60,000,000 shares of Class B common stock. As of November 26, 2013, 7,000,000 shares of Class B common stock are issued and outstanding.

Each share of Class B common stock shall entitle the holder to ten (10) votes for each one vote per share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. Class B common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our Class B common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of Class B common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

All outstanding shares of Class B common stock are duly authorized, validly issued, fully paid and non-assessable. So long as any shares of Class B common stock are outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

•	sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

•	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

•	authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

•	redeem or repurchase any of our securities;

•	amend our articles of incorporation; or

•	change the authorized number of our board of directors.

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Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer. They are located at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516. Their telephone number is (212) 828-8436 and their facsimile number is (646) 536-3179.

USE OF PROCEEDS

This offering is being made on a “best efforts” self-underwritten basis. There are no underwriting commissions involved in this offering. The shares of our Common Stock are being offered and sold on our behalf by our officers and directors who will not receive any commissions or proceeds from the offering for their efforts in this offering.

As there is no minimum offering, we cannot estimate how much in proceeds we will receive from the sale of the shares of our Common Stock offered hereby. The table below sets forth the expected use of proceeds if:

•	25% of the shares offered hereby are sold;

•	50% of the shares offered hereby are sold; and

•	100% of the shares offered hereby are sold.

These three offering scenarios below are presented for illustrative purposes only and the actual amount of proceeds received, if any, may differ. THE USE OF PROCEEDS IS NET OF THE OFFERING EXPENSES, WHICH WILL INCLUDE LEGAL, ACCOUNTING, PRINTING, FILING FEES, EDGAR FEES, TRANSFER AGENT FEES AND BLUE SKY FEES. ONCE THESE ARE ESTIMATED, WE CAN THEN DETERMINE THE NET PROCEEDS AT EACH LEVEL AND THE WORKING CAPITAL. IT WOULD BE FIXED REGARDLESS OF THE AMOUNT OF GROSS PROCEEDS.

	Sale of	Sale of	Sale of
	2,500,000	5,000,000	10,000,000
	Shares	Shares	Shares
Use of Proceeds	(25%)	(50%)	(100%)
Gross proceeds	$7,500,000	$15,000,000	$30,000,000
Offering expenses (1)	$40,000	$40,000	$40,000
Net proceeds	$7,460,000	$14,960,000	$29,960,000
Construct fueling service stations (2)	$5,800,000	$11,600,000	$17,400,000
Working capital (3)	$1,660,000	$3,360,000	$12,560,000
Total Funds Remaining	$0	$0	$0

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(1)	Offering expenses include legal, accounting, SEC filing fees and costs, EDGAR fees, blue sky, transfer agent fees and other direct costs associated with this offering. We expect to pay the offering costs from cash on hand and the proceeds of this offering.

(2)	We estimate the costs of building a gasoline and diesel fueling service station along with a convenience store, to be approximately $2.5 million and adding both LNG and CNC storage and dispensers will cost to be another $3.8 million and adding a vehicle retrofitting garages to be about an additional $2 million bringing our total cost to be about $5.8 million per self-built combined gasoline and NG station. The actual number of fueling service stations and retrofitting garages, we will be able to construct and operate will be dependent upon the net proceeds we receive from the sale of the shares of Common Stock offered hereby.

Our cost estimations are based on the research we have done via the internet and the discussions we had with construction contractors and those who are insiders of natural gas trade. For equipment cost to be installed in the NG stations and factories we consulted equipment suppliers including Croystar USA. Also we used statistics of other NG stations currently in operation, as provided by a few business brokers in the business of selling existing gasoline and diesel stations, to establish the operational cost and profitability of gasoline and diesel fueling stations in the United States. Instead of building a gasoline station, we may choose to acquire an existing gasoline and diesel station with enough space to expand it to accommodate LNG and CNG fueling capabilities. The cost of such acquisition and expansion, we believe, will be quite similar to what we have stated above.

It is possible that these estimations may change materially during the course of the projects. In the event the actual costs are higher than we presently estimate, we will be required to reduce the estimated number of fueling service stations we will be able to construct using the proceeds of this offering.

(3)	Includes funds for general overhead and operating expenses, as well and fees and costs associated with an application to list our Common Stock on a major stock exchange.

We believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities, will allow us to conduct our operations for at least the next 24 months if only 25% of the shares offered hereby are sold and for at least 60 months if the maximum number of shares of Common Stock are sold.

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public trading market for our shares of Common Stock, and we cannot give any assurance to you that an active secondary market might develop or will be sustained after this offering. The price of the shares of Common Stock we are offering has been determined solely by us, as there is no underwriter involved in this offering, and, as such, is arbitrary in that the price does not necessarily bear any relationship to our assets, earnings, book value or other criteria of value, and may not be indicative of the price that may prevail in the public market. No third-party valuation or appraisal has ever been prepared for our business. Among the factors we considered in setting a price were, without one factor being materially more important than the others):

•	our internal future expectations of our operations and financial performance;

•	our limited operating history, as well as the other numerous obstacles we face in operating and expanding our business, as described in the “Risk Factors” section of this prospectus;

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•	the amount of capital to be contributed by purchasers in this offering in proportion to the number of shares Common Stock and Class B common stock to be retained by our existing shareholders; and

•	our cash requirements to run our business over the next 12 to 60 months.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common equity immediately after completion of this offering. Net tangible book value is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of Common Stock being offered. Dilution of the value of the shares of Common Stock you purchase is also a result of the lower net tangible book value of the shares held by our existing shareholders.

As of November 26, 2013, the net tangible book value of our shares of common equity, which includes our Common Stock and Class B common stock, was approximately $0.0091 based upon combined outstanding shares of Common Stock and shares of Class B common stock. The following table provides information regarding:

•	the net tangible book value per share of common equity before and after this offering;

•	the amount of the increase in the net tangible book value per share of common equity attributable to the purchase of the shares of Common Stock being offered hereby; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by purchasers in this offering.

The following table presents information assuming the sale of:

•	25% of the shares offered hereby;

•	50% of the shares offered hereby; and

•	100% of the shares offered hereby.

These three dilution scenarios below are presented for illustrative purposes only and the actual amount of dilution to purchasers in this offering may differ based upon the number of shares of Common Stock sold in this offering.

	Sale of 2,500,000 Shares (25%)	Sale of 5,000,000 Shares (50%)	Sale of 10,000,000 Shares (100%)
Net tangible book value per share of common equity prior to offering	0.0091	0.0091	0.0091
Net tangible book value per share of common equity after offering	0.3456	0.6154	1.0182
Increase in net book value per share of common equity due to offering	0.3365	0.6063	1.0091
Dilution (offering price of $3.00 less net book value per share of common equity) to investors purchasing shares of Common Stock in this offering.	2.5440	2.3846	1.9818

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS

AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Overview

We are a newly formed, development stage company, established to construct and manage a chain of combined gasoline, diesel and NG fueling and service stations and conversion factories to convert NG to LNG and CNG along with conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States. We may also expand our operation to a few foreign nations in partnership with local investors and management in those nations. The vehicle conversion division of NGFC also will be a joint venture operation between NGFC and Shenzhen HJ Technology Co. Ltd. (HJT), a company that is currently in vehicle conversion business in China.

We were recently formed and all activity to date has been related to formation of our business, formulation of our business plan, raising initial capital and initial start-up operations such as investigating potential sites for our natural gas motor vehicle fueling stations, reviewing zoning and environmental regulations relating to such stations, investigating sources of supply for natural gas, liquid natural gas and compressed natural gas fueling stations and researching the machinery and equipment needed for those stations, identifying potential contractors for building stations, researching the U.S. Environmental Protection Agency (EPA) regulations regarding vehicle conversion and identifying consulting firms who can get our vehicle conversion division certified by EPA to successfully conduct business and our management focusing on development of our proposed financing. Our ability to proceed with our plan to develop and build the few initial stations depends upon our obtaining adequate financial resources through this offering. As of November 26, 2013, we had not incurred any material costs or expenses other than those associated with the formation and financing of our company.

Plan of Operation

Below is a brief description of the activities which we have established to achieve the opening of our initial three combined gasoline and NG fueling service stations and factories to retrofit vehicles to run on NG. These activities were undertaken by our officers.

The following activities have already been accomplished:

•	Located 3 existing gasoline fueling stations to acquire and expand to add NG fueling;

•	Engaged a business broker to look for a series of appropriate stations to acquire;

•	Located a potential site to build a LNG station to fuel trucks;

•	Engaged a construction company “Cryostar USA” to give us an estimate on building NG fueling stations or expanding current gasoline stations to add NG fueling stations; and

•	Consulted with Cryostar on providing, installing and testing of the NG filling station equipment.

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Management believes that we will require approximately $17.4 million of available capital to acquire three existing gasoline and diesel combined stations and add NG fueling capabilities along with garages to retrofit vehicles to run on NG, which we hope to receive from the proceeds of this offering. Upon the availability of such proceeds, we will take the following activities to begin our initial three gasoline, diesel and NG fueling service stations. We estimate that these activities will be completed and the station opened for business on the following approximated schedule after the availability of such capital:

•	acquiring an existing gasoline and diesel fueling stations (approx. 30 days);

•	reviewing or setting up the current accounting systems, internal control and other procedures (approx. 15 days);

•	consult with professionals to plan for expansion of the station to add vehicle conversion garage and NG fueling bays (approx. 60 days);

•	interview and engage a construction contractor (approx. 15 days);

•	construction of the structural buildings (approx. 90 days);

•	installation and testing of equipment which is obtained from an equipment supplier selected through bidding (approx. 30 days);

•	hire and train employees (approx. 15 days); and

•	obtain final approval of all relevant government agencies and test operation of the stations (approx. 30 days).

Liquidity and Capital Resources

We will require approximately $5.8 million of available capital for each proposed fueling service station along with convenience stores and about $2 million for a vehicle retrofitting station. If such capital does not become available from the proceeds of this offering or other sources we will continue development stage operations for the next 12 months from available cash on hand while seeking additional sources of capital. There can be no assurance that such additional capital will be available.

If we succeed in opening one or more combined gasoline and CNG and LNG fueling service stations and vehicle retrofitting garages, we anticipate that fuel sales at such stations and fees we will make from retrofitting vehicles to run on gasoline and NG will generate sufficient cash flow to support our operations for the next 12 months. However, this is based on our assumption of achieving significant sales of fuel and from conversion division at our stations and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through loans and other arrangements, including the sale of additional equity. There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing shareholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtail our operations.

Our officers will provide daily management of our company, including administration, financial management, production, marketing and sales. We will also engage other employees and service organizations to provide services as the need for them arise. These could include services such as computer systems, sales, marketing, advertising, public relations, cash management, accounting and administration.

Upon the effective date of the registration statement of which this prospectus is a part, we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses, financial and reporting controls and shareholder communications and estimate the cost to be approximately $200,000 annually. We expect to pay such costs from a combination of cash on hand, the proceeds of this offering and cash generated by product sales.

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There can be no assurance that we will be able to successfully develop and open any combined gasoline and NG fueling service stations and vehicle retrofitting garages, or otherwise implement any portion of our long term business strategy. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the sales which we may make at any fueling service stations we open. If our initial operations indicate that our business can establish and fulfill a demand for CNG and LNG fueling service stations and converting vehicles to run on NG on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business. We do not currently have any commitments from customers for the use of our proposed fueling service stations or for additional financing.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The preparation of financial statements requires management to utilize estimates and make judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The estimates are evaluated by management on an ongoing basis, and the results of these evaluations form a basis for making decisions about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that the estimates used in the preparation of our financial statements are reasonable. The critical accounting policies affecting our financial reporting are summarized in Note 2 to the financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

We determined that all other issued, but not yet effective accounting pronouncements are inapplicable or insignificant to us and once adopted are not expected to have a material impact on our financial position.

Anticipated Future Trends

Due to increase in future supply of NG, we expect NG prices to stay below the prices of gasoline and diesel in the future, making it more attractive for consumers to use NG powered vehicles. We also expect global governments to encourage using NG as an alternative fuel and continue to give both direct and indirect subsidies in the form of tax credits to encourage use of natural gas. We also expect the EPA to make the process of conversion of vehicles to NG to be less stringent as this technology develops further and as the benefits of using NG becomes more readily apparent.

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BUSINESS

Company Overview

We were incorporated in the State of Florida on October 2, 2013, to construct and manage a chain of combined gasoline and NG fueling/service stations and conversion factories to convert NG to LNG and CNG, along with conversion factories to convert vehicles to run on NG in the United States. We may also expand our operation to several foreign nations in partnership with local investors and management in those nations and have begun discussions to do so, but so far have not made any formal agreements. We may also acquire currently operating gasoline and diesel fueling stations, along with convenience stores, with space to expand the operation to include LNG and CNG fueling.

Our planned vehicle conversion division will be a joint-venture operation between us and HJT, in Shenzhen, China, which is currently in the business of converting petroleum based vehicles to operate on NG in China. HJT is a well-established and profitable enterprise that specializes in the research, development, production and marketing of automobile software and components, and has been focusing on the technology of alternative energy for vehicles. After years of testing and perfecting a proprietary process, HJT had its first breakthrough in 2000 with its patented “Gas Intelligent Electronic Control System” (GIECS), a system for converting petroleum based vehicles to run on CNG or LNG. HJT’s GIECS system, according to HJT management, is a market leader in this technology that is widely used throughout China and exported abroad. Currently, HTJ, according to HJT management, has 20 conversion factories which install conversion kits to convert petroleum-based vehicles to run on CNG/LNG.

The Market for Vehicle Fuels

According to the U.S. Department of Energy’s Energy Information Administration (EIA), the United States consumed an estimated 175 billion gallons of gasoline and diesel in 2006, and demand is expected to grow at an annual rate of 1.4% to 250 billion gallons by 2030. Gasoline and diesel comprise the vast majority of vehicle fuel currently consumed in the United States, while CNG, LNG and other alternative fuels represent less than 3% of this consumption, according to the EIA. Alternative fuels, as defined by the U.S. Department of Energy (DOE), include natural gas, ethanol, propane, hydrogen, biodiesel, electricity and methanol.

In recent years, domestic prices for gasoline and diesel fuel have increased significantly, largely as a result of higher crude oil prices in the global market and limited refining capacity. Crude oil prices have been affected by increased demand from developing economies such as China and India, global political issues, weather-related supply disruptions and other factors. Industry analysts believe that crude oil producers will continue to face challenges to find and produce crude oil reserves in quantities sufficient to meet growing global demand, and that the costs of finding crude oil will increase. Some analysts predict that crude oil prices will remain at high levels compared to historical standards. Limited domestic refining capacity is also expected to continue to impact gasoline and diesel prices.

We believe that crude oil, gasoline and diesel prices that are high relative to historical averages, combined with increasingly stringent federal, state and local air quality regulations have created a favorable market opportunity for alternative vehicle fuels in the United States. NG as an alternative fuel has been widely used for many years in other parts of the world such as in Europe and Latin America, based on the number of NG vehicles in operation in those regions. The Gas Vehicle Report estimated that there were approximately 150,000 NG vehicles in the United States, compared to approximately five million worldwide as of December 31, 2006.

According to Cummins Westport web site, currently there are approximately 1,200 CNG fueling stations in the United States. This number is miniscule when compared with the total number of gasoline fueling stations in the United States which, according to National Petroleum News, equals approximately 168,000 gasoline fueling stations as of 2004.

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Natural Gas as an Alternative Fuel for Vehicles

We believe that NG is an attractive alternative to gasoline and diesel for vehicle fuel in the United States because it is cheaper, cleaner and safer than gasoline or diesel. In addition, almost all NG consumed in the United States and Canada is produced from U.S. and Canadian sources. According to the EIA, in 2006, there were approximately 43 billion cubic feet or 300 million gasoline gallon equivalents of NG consumed in the United States for vehicle use, which is nearly double the amount consumed in 2000.

NG vehicles use internal combustion engines similar to those used in gasoline or diesel powered engines. A natural gas vehicle uses airtight storage cylinders to hold CNG or LNG, specially designed fuel lines to deliver NG to the engine. NG fuels have higher octane content than gasoline or diesel, and the acceleration and other performance characteristics of NG vehicles are similar to those of gasoline or diesel powered vehicles of the same weight and engine class. NG vehicles, whether they run on CNG or LNG, are refueled using a hose and nozzle that makes an airtight seal with the vehicle’s gas tank. For heavy-duty vehicles, NG versions operate more quietly than diesel powered vehicles. According to Deere & Company (John Deere), the decibels generated by running one diesel engine equal the decibels generated by running nine NG engines.

Almost any current make or model passenger car, truck, bus or other vehicle is capable of being manufactured or modified to run on NG. However, in North America only a limited number of models of NG vehicles are available. Only Honda offers a factory built NG passenger vehicle, a version of its Civic 4-door sedan called the GX. A limited number of other passenger vehicles and light-duty trucks are available through small volume manufacturers. These manufacturers offer current model vehicles made by others that they have been modified to use NG and which have been certified to meet federal and state emissions and safety standards. Some GM and Ford models are now certified, including the Ford Crown Victoria, Ford E Van and GM Savanna/Express Van. Modifications involve removing the gasoline storage and fuel delivery system and replacing it with high pressure fuel storage cylinders and fuel delivery lines.

Heavy-duty NG vehicles are manufactured by traditional original equipment manufacturers. These manufacturers offer some of their standard model vehicles with NG engines and components, which they make or purchase from engine manufacturers. Cummins, Inc. and John Deere manufacture NG engines for medium and heavy-duty fleet applications, including transit buses, refuse trucks, delivery trucks and street sweepers. We believe that use of NG as a vehicle fuel has major benefit, because NG is cleaner for environment, cheaper to the consumer and safer than gasoline carrying vehicles to operate.

Sources of Revenue

Initially, we anticipate our main source of revenue to be derived from self-constructed (or acquired gasoline stations) combined gasoline and NG fueling stations and vehicle conversion garages, and from the convenience stores we plan to build on the premises. As we expand, we also expect to generate income from NG to LNG and CNG conversion factories and franchised fueling and franchised vehicle conversion garages.

Capital Requirements

We estimate that we will require approximately $3.8 million of capital to build a combined gasoline and NG fueling station and convenience store, and another $2 million to build the service station to convert vehicles to run on LNG and CNG. We estimate the cost to acquire an established gasoline and diesel fueling station with a convenience store and expand the operation to add LNG and CNG fueling and vehicle conversion to be similar to the above stated cost.

If we are successful with this offering, we plan to use the proceeds received to build three combined gasoline and NG fueling stations (or acquire existing gasoline stations and expand them to include NG fueling), along with gasoline to NG vehicle conversion garages and convenience stores at each location. Because NG vehicles are not yet common in the United States, we plan to provide gasoline at our three planned fueling stations until such time that NG run vehicles are as prevalent or more prevalent than gasoline vehicles.

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If our strategy is successful, we believe the Company will generate enough cash flow from the first three stations to pay for the maintenance of those stations and also to meet the cash flow needs of our corporate office. However, we will have to raise more funds to expand the operation and plan to do that by further equity offerings and debt offerings. There is no certainty that we will be successful in raising money from additional offerings even if we are successful with our planned offerings.

Future Trends

Due to increase in future supply of NG, we expect NG prices to stay below the prices of gasoline and diesel making it more attractive for consumers to use NG powered vehicles. We also expect due to the benefits of environmental issues, with NG being one of the cleanest energy sources, global governments to encourage using NG as an alternative fuel and continue to give both direct and indirect subsidies in the form of tax credits etc. to encourage use of NG. We also expect the EPA to make the process of conversion of vehicles to NG to be less stringent as this technology develops further and as the benefits of using NG is more apparent.

Environmental Conditions and NG Consumption

Due to tremendous decades of growth in the emerging nations, the world is fast becoming polluted. According to a study conducted by Cornell University examining more than 120 published papers on the effects of population growth, malnutrition and various kinds of environmental degradation on human diseases, and according to a report by World Health Organization in March 2007, pollution has become the number one enemy of the population in many emerging nations with air, water and soil pollution contributing to malnourishment, dieses and deaths to about 3.7 billion people. According to the above studies air pollution from smoke and various chemicals kills three million people a year. Therefore, the governments in emerging nations are encouraging entrepreneurs to come up with ways to reduce carbon emissions and carbon footprints, often working even as venture capital partners through their state-owned investment funds. Such cooperation from the governments, we believe, will enable the Company to eventually expand our operation to several emerging nations.

Business Opportunity

According to the EPA, the cleaner burning NG fuel reduces combustion by products over petroleum and diesel, cutting carbon monoxide emissions by an estimated 90% to 97%, nitrogen dioxide emissions by 35% to 60%, and reduces carbon dioxide emissions by an estimated 25% to 30%. The automotive industry could potentially take a giant step forward to reduce air-pollution and lower energy costs globally by using NG, and further, will provide the Company and companies like ours the opportunity to fulfill the potential growth in demand of NG.

Operating Strategy

The Company plans to construct, or acquire and expand, combined gasoline and NG fueling stations, NG conversion factories and vehicle conversion factories and manage those stations through our in-house management team as part of our operating strategy as we begin our business. We plan to franchise some of our fueling stations along with vehicle conversion garages to qualified franchisees who we will train to manage those locations. We also plan to acquire existing gasoline stations that we plan to expand to include NG fueling bays and vehicle conversion garages. The Company has divided the planned structure of its operations into six divisions, as follows:

(1)	Self-Constructed CNG/LNG factories;

(2)	Self-Constructed Gasoline and CNG/LNG Fueling Stations;

(3)	Self-Constructed Vehicle Conversion Factories;

(4)	Franchised Gasoline and CNG/LNG Fueling stations;

(5)	Franchised Vehicle Conversion Factories; and

(6)	Acquired Fueling/Service Stations expanded to sell NG.

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CNG/LNG Factories

We plan to sell both CNG and LNG in our planned fueling stations. NG comes in gaseous state and has to be either compressed as CNG or liquefied as LNG to be used by vehicles. CNG is generally used in automobiles and other light to medium duty vehicles as an alternative to gasoline. CNG is produced from natural gas that is supplied by local utilities to CNG vehicle fueling stations, where it is compressed and dispensed into vehicles in gaseous form. LNG is generally used in trucks and other medium to heavy-duty vehicles as an alternative to diesel, typically where a vehicle must carry a greater volume of fuel. LNG is natural gas that is super cooled at a liquefaction facility to -162 degrees Celsius (-260 degrees Fahrenheit) until it condenses into a liquid, which takes up about 1/600th of its original volume as a gas.

As we begin our operation, we plan to buy LNG and CNG from other distributors but as part of our expansion plan, we plan to set up our own LNG and CNG factories where we will buy NG in gaseous state from local utility companies and then convert NG to LNG and CNG to be distributed to our fueling stations. In the future, when we have the funds to build LNG and CNG factories, we plan to own our own fleet of trucks to distribute both LNG and CNG to our fueling stations.

LNG Factories

LNG is more suitable for long-distanced driving than CNG since LNG takes lesser space to store in a vehicle. LNG producing is more complex than the production of CNG. LNG production includes reducing the temperature of the gas to approximately -200 degrees Fahrenheit when being stored at 100 psi on a vehicle. LNG is stored in a vacuum insulated tank to assure it remains super cold for long periods of time. If LNG were to warm up, it would build pressure in the storage tank and automatically vent into the atmosphere. Once in the atmosphere it would quickly disperse into the stratosphere because it is much lighter than air. Cost of building an LNG factory to liquefy NG to LNG, to distribute such LNG to fueling stations, we have estimated to be about $80 million. Thus we expect to build LNG factories at a later stage of our operation. Further, as technology in the NG business develops, we believe that we may be able to find alternative and less expensive ways of converting NG to LNG that can be used to fuel vehicles in our stations.

CNG Factories

CNG is most common NG used in vehicles because it is relatively easy to produce. The CNG is produced by compressing CNG to a pressure of 3,600 pounds per square inch (psi). CNG is stored in small diameter cylinders, specially designed for high pressure. A CNG tank can fit in the same space as a gasoline tank, but unfortunately it will only provide about one-fourth the driving range as the gasoline tank. In some cases, CNG tanks are added to a vehicle in addition to the existing gasoline tank. This duel fuel application allows the driver to operate the vehicle on natural gas and then switch to gasoline in the event a natural gas station is out of range. Cost of building an independent CNG factory to convert NG to CNG to be distributed to fueling stations, we estimate to be about $3.5 million. We plan to build the CNG factory at a later stage of our operation.

Vehicle Conversion Division

Our planned vehicle conversion division will be a joint-venture operation between us and HJT, in Shenzhen, China, which is currently in the business of converting petroleum based vehicles to operate on NG in China. Established in 1996, HJT specializes in the research, development, production and marketing of automobile software and components, and has been focusing on the technology of alternative energy for automobiles. In 2000, HJT patented its “Gas Intelligent Electronic Control System” (GIECS), a system for converting petroleum-based vehicles to run on CNG.

The GIECS system is a cutting-edge technology for CNG conversion that also works with LNG and Liquefied Petroleum Gas (LPG) (NG to imply both). Using GIECS as the infrastructure, HJT developed the diesel/CNG (LNG) dual-fuel conversion kits for diesel vehicles, and the gasoline/LPG/CNG/LNG bi-fuel conversion kits for gasoline vehicles.

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HJT’s diesel/CNG (or LNG) dual-fuel system is a unique technology in China, and was certified by the Chinese government as the “National Key New Product” and “The Key New Product of Guangdong Province” in 2005. The system is widely used in Sichuan Province, Xinjiang Province, Hunan Province, Hebei Province and exported abroad. The widespread distribution network that HJT has created ensures that the product is available on the markets through a specialized service that guarantees maximum customer satisfaction. Currently, HJT has 20 locations throughout China where they install devices to convert petroleum based vehicles to run on CNG/LNG.

In the United States, vehicle conversion is regulated by the EPA that adds to the cost of conversion process. Currently, we are discussing with consulting firms who specialize in clearing EPA inspections and certifications for converted vehicles and conversion kits and plan to engage these entities to provide us those services.

Why Natural Gas?

NG, in the most widely used sense, refers to the hydrocarbon-rich combustible gas stored in the deeper layer of Earth’s stratum, as opposed to oilfield-associated gas, of the NG family coexisting with petroleum. NG has transformed from organic matters hundreds of millions years ago. Its main component is methane and depending on the difference in the geological forming conditions, contains different amounts of low-carbon alkane like ethane, propane, butane, pentane, hexane and carbon dioxide, nitrogen, hydrogen sulfide. NG has been an important energy source, widely used in domestic and industrial areas.

NG in a gaseous state under atmospheric pressure will turn into CNG and to a liquid state when being cooled to make LNG. Compared with gaseous-state NG, CNG/LNG is more energy-concentrated and also can significantly reduce space and costs needed in storage and transportation. As a clean and efficient energy, LNG has been increasingly favored by many countries as a primary energy source.

According to U.S. Energy Information Administration, Global dry natural gas production increased between 110% between 1980 and 2010 from 53 trillion cubic feet (Tcf) in 1980 to 112 Tcf in 2010. Many countries have realized CNG/LNG’s importance in diversifying energy sources and improving energy consumption structure, and according to EIA, the number of CNG/LNG fueling stations built in Japan, the United States, Korea and Europe are expanding rapidly. Multinational petroleum companies also have begun setting up CNG/LNG stations as part of their expansion strategy.

In 2011, the U.S. Energy Information Administration (EIA) reported that world natural gas consumption was approximately 114 trillion cubic feet. At that level of consumption, the world has over 116 years of NG from the current global NG reserves and the assessed shale gas resources. China leads the world in shale gas resources according to the EIA, but the U.S. leads the world in shale gas production, with the world’s second largest resources of shale gas. NG vehicles have acquired much wider market recognition due to their environmental friendliness and cost-efficiency. Especially in the last 20 years, the NG auto-industry has increased significantly in developed economies. According to EIA, to date, more than 30,000 NG stations have been built around the world. We believe these numbers will increase significantly in the future, offering companies like ours the opportunity to capitalize on that demand using our technology.

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Change in World Natural Gas Production by Region, 2008–2035 (Trillion cubic feet)

Estimated by the US Energy Information Administration

OECD stands for the Organization for Economic Co-operation and Development. Established in 1948, it consists of 30 countries that are high-income producing countries which are considered developed.

Economic Factor—NG vs. Gasoline and Diesel

The following factors, according to Reuters, are driving up the demand for LNG vehicles:

•	Recent global discoveries of massive shale gas reserves (China is the largest reserve in the world), along with more innovative drilling techniques (e.g. “fracking” has boosted LNG supplies). However, more infrastructures are necessary to utilize the increased supply; and

•	China will embark on a bold strategy to encourage auto companies to manufacture at least 1.5 million NG-powered vehicles in the country by 2015. If this turns into reality, China could transform into the world’s largest market for NG automobiles. LNG vehicles can reduce carbon emissions, since it’s a cleaner and cheaper burning fuel.

The Benefits of Using Liquefied Natural Gas as a Diesel Alternative

•	Lower Fuel Cost: Conversion cost can be paid back over a short period (Truck conversion cost $10,000);

•	Lower Emissions: LNG has lower greenhouse gas and particulate emissions compared with diesel; and

•	Lower Noise Levels: Much quieter than normal diesel engines.

Governments of emerging nations, such as the Chinese government, are doing all it can to encourage entrepreneurs to come up with ways to reduce carbon emissions and carbon footprints, often working as venture capital partners through their state-owned investment funds. City governments in China have implemented policies to encourage the industrialization of CNG passenger cars, LNG heavy-duty trucks and engines, LPG engines and direct-injection LNG engines.

Since the central government began to implement NG policies in pilot cities across the country, China has developed a domestic industry for NG products. In 2010, more than 60 NG vehicle manufacturers produced over 150,000 NG vehicles, and approximately 20 engine manufacturers had capacity to produce 1.0 million NG engines annually. Within the passenger car market, taxis are the target segment for NG engines because of the potential for operational cost savings.

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The Following are examples of benefits to retail consumer in the United States and in two other major industrial nations in Asia, China and Japan, using NG (in the form of LNG and CNG) as opposed to petroleum and diesel fuels. These are approximate comparisons as many variables, including the model of the vehicles being measured, are factored into these comparisons.

Illustrative Cost/Benefit of NG vs. Alternative Fuel Usage in USA

As published by Los Angeles Times On Line web, Tim Conlon, president and general manager of California Yellow Cab, has pointed out that in Orange County, California per gallon equivalent of CNG is almost $2 less than the price of a gallon of traditional fuel. Mr. Conlon believes, such savings added to the increased infrastructure support, makes sense for them to go with the CNG-powered Transit Connect Taxis.

Illustrative Cost/Benefit of NG vs. Alternative Fuel Usage in China

According to the data provided by Inner Mongolia report, if a heavy truck consumes 40L petrol or diesel and run 100,000 kilometers (KM) will spend about 300,000 RMB based on the average cost of petrol/diesel being 7.5 RMB/Liter. The same 100,000 KM could be run with 40 Cubic meter of LNG costing 149,200 RMB. Thus using LNG will save 150,800 RMB (about $23,673) per 100,000 KM in Inner Mongolia in China, according to that study.

Illustrative Cost/Benefit of NG vs. Alternative Fuel Usage in Japan

In Japan, in February 2010, HANA Engineering, a Japanese company in the business of making conversion kits to convert petroleum based cars to run on NG, fitted a Honda Civic with proper engine parts to run on gasoline and then on LNG and on CNG and came up with the following findings:

They filled the gas tank with $100.00 worth of gasoline and drove the Honda Civic for an “X” number of miles and then ran the same distance using LNG and CNG. They reported that the same distance can be run for $40.00 using CNG and for $70.00 using LNG.

Safety Factor

LNG is safer than petrol or diesel since LNG combustion point is about 650 centigrade while about 260 degrees C for diesel and petrol.

Current and Trend in Future NG prices

Although China has the biggest NG reserves underground, due to lack of ability to exploit them to keep up with the unanticipated demand caused by recent market reforms, China has been importing NG from other nations mainly from North America and Australia where they have superior techniques to exploit their reserves. Once China begins to extract their own NG for domestic use, we believe, the NG prices may go down further in the global market.

Growth in NG as a Transportation Fuel

•	Currently, transit vehicles (buses, taxis, airport shuttles) are the largest users of natural gas;

•	The fastest growing Natural Gas Vehicle (NGV) segment is waste collection and transfer vehicles;

•	NGV Global, the international NGV body, estimates there will be more than 50 million NGVs worldwide within the next ten years, or about 9% of the world transportation fleets;

•	Industry data shows that vehicular natural gas nearly doubled between 2003 and 2009. In 2010, NG displaced more than 350 million gasoline gallon equivalents; and

•	According to NGV Global, the number of NGVs in use worldwide by the end of 2011 had grown to 15.2 million. Global NGV sales, according to Pike Research, are expected to rise at a compound annual growth rate (CAGR) of 7.9% to reach 19.9 million vehicles by 2016. NGVs have been most successful in the Middle East and Latin America, especially so in countries that lack a high capacity to refine oil.

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According to the Gas Vehicle Report, below are the top ten countries that use natural gas run vehicles:

Country	Number of Vehicles	% of Total NGVs Worldwide
Iran	2,859,386	18.82%
Pakistan	2,850,500	18.76%
Argentina	1,900,000	12.50%
Brazil	1,694,278	11.15%
India	1,100,000	7.24%
China	1,000,000	6.58%
Italy	779,090	5.13%
Ukraine	390,000	2.57%
Columbia	348,747	2.30%
Thailand	300,581	1.98%

Five-Year Growth Strategy

Provided this offering is successful, we will use part of the funds received to begin constructing one to three combined gasoline and NG fueling service stations along with vehicle conversion garages and convenience stores. We plan to use that as our model and the base to market and expand our operation. While the construction is being progressed we plan to do further equity and bond offerings to meet the cost of expansion. Additional strategies include:

(1)	Aggressively look for potentially ideal locations to set up new fueling and service stations along with vehicle conversion garages throughout the United States;

(2)	Acquisition of exiting gas service stations to add CNG/LNG bays, offering a combination of both;

(3)	Generate revenue through franchising fees for CNG/LNG fueling/service stations;

(4)	Build conversion plants to convert NG to CNG/LNG, contiguous with CNG/LNG fueling/service stations (1 LNG conversion plant for 20 stations); and

(5)	Expand business model to emerging growth countries.

Tax Incentives and Government Grants

There are numerous U.S. federal and state government tax incentives, laws and regulations and programs and grants available to promote purchase and use of NG vehicles and sale of NG as alternative fuel. Incentives are typically available to offset the cost of acquiring NG vehicles or converting vehicles to use NG, constructing NG fueling stations and selling CNG or LNG.

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Competition

The market for vehicular fuels is highly competitive. The biggest competition for CNG, LNG and other alternative fuels is gasoline and diesel, the production, distribution and sale of which are dominated by large integrated oil companies. The vast majority of vehicles in the United States are powered by gasoline or diesel. There is no assurance that we can compete effectively against other fuels, or that significant competitors will not enter the NG fuel market.

Within the United States, we believe the largest enterprises engaged in CNG sales are: (i) Trillium USA/Pinnacle CNG, a privately held provider of CNG fuel infrastructure and fueling services, which focuses primarily on transit fleets in California, Arizona and New York, and (ii) Hanover Compressor Company, a large publicly-traded international provider of NG compressors and related equipment, which focuses its CNG vehicle fuel business primarily on transit fleets in California, Maryland, Massachusetts and Washington D.C. These companies are significant competitors in the market for transit fleets.

Within the U.S. LNG market, one of the largest competitors is Earth Biofuels, Inc., a public company that distributes LNG in the western United States. Another major competitor, Clean Energy Fuels Corporation, one of the biggest natural gas owners and operators in the United States. They own, operate or supply over 300 CNG and LNG fueling stations. In addition, potential entrants to the market for natural gas vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and natural gas, and they refine crude oil into gasoline and diesel. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. Natural gas utility companies own and operate the local pipeline infrastructure that supplies natural gas to retail, commercial and industrial customers.

In addition, potential entrants to the market for NG vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and NG, and they refine crude oil into gasoline and diesel. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets, integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. NG utility companies own and operate the local pipeline infrastructure that supplies NG to retail, commercial and industrial customers.

Our vehicle conversion division will face, significant competition, including from incumbent technologies, and in particular increased competition with respect to spark-ignited NG engine original equipment manufacturers in China and aftermarket kit providers in Europe. As the market for NG engine products continues to grow this competition may increase. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater customer bases, businesses and financial and other resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies. In addition, the terms of some of our joint venture agreement with HJT allows for the potential for the introduction of competing products in certain markets by our joint venture partner.

Each of our target markets in vehicle conversion is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted technologies. Many existing manufacturers have or had NG engine programs and could develop new engines without our help or components, using more conventional technologies or technologies from competitive companies. Currently, Westport Innovations Inc. (“Westport”) is the leading manufacturer of low-emission engine and fuel system technologies utilizing gaseous fuels. Its technology and products enable light, medium, heavy-duty and high horsepower petroleum-based fuel engines to use primarily NG and alternative fuels. Westport’s technology and products enable light (less than 5.9 litre), medium (5.9 to 8.9 litre), heavy-duty (11 to 16 litre) and high-horsepower (greater than 16 litre) petroleum-based fuel engines to use primarily NG, giving users a cleaner and generally less expensive alternative fuel based on a more abundant natural resource. Through their partnerships and direct sales efforts, they sell a large number of NG and propane engines and fuel systems to customers in various nations. Westport also has strategic relationships with the world’s top four engine producers or has strategic relationships with the world’s top truck producers, as well as the world’s top automotive manufacturers. Westport may get into converting the used vehicles to run on NG using their superior technology and capital and may make the small start-up companies such as us competing to convert used vehicles to run on NG no longer profitable to operate.

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It is possible that any of these current competitors, in any of our divisions of operation, and other competitors who may enter the market in the future, may create product and service offerings that will make it impossible for us to capture any market segment. Many of these companies have far greater financial and other resources and name recognition than us. Entry or expansion by these companies into the market segment we target for NG vehicle fuels and vehicle conversion may reduce our profit margins, limit our customer base and restrict our expansion opportunities.

Background on Clean Air Regulation

Federal Clean Air Act – The Federal Clean Air Act provides a comprehensive framework for air quality regulation in the United States. Many of the federal, state and local air pollution control programs regulating vehicles and stationary sources have their basis in Title I or Title II of the Federal Clean Air Act.

Title I of the Federal Clean Air Act charges the EPA with establishing uniform “National Ambient Air Quality Standards” for criteria air pollutants anticipated to endanger public health and welfare. States in turn have the primary responsibility under the Federal Clean Air Act for meeting these standards. If any area within a particular state fails to meet these standards for a criteria air pollutant, the state must develop an implementation plan and local agencies must develop air quality management plans for achieving these standards. Many state programs regulating stationary source emissions, vehicle pollution or mobile sources of pollution are developed as part of a state implementation plan. For mobile sources, two criteria pollutants in particular are of concern: ozone and particulate matter. As components of state implementation plans, individual states have also adopted diesel fuel standards intended to reduce nitric oxide and nitrogen dioxide (collectively, “NOx”)and particulate matter emissions. Texas and California, for example, have both adopted low- NOx diesel programs. Additionally, many state implementation plans and some quality management plans include vehicle fleet requirements specifying the use of low emission or alternative fuels in government vehicles.

Title II of the Federal Clean Air Act authorizes the EPA to establish emission standards for vehicles and engines. Diesel fueled heavy duty trucks and buses have recently accounted for substantial portions of NOx and particulate matter emissions from mobile sources, and diesel emissions have received significant attention from environmental groups and state agencies. Further, the 2007 Highway Rule seeks to limit emissions from diesel fueled trucks and buses on two fronts: new tailpipe standards requiring significantly reduced NOx and particulate matter emissions for new heavy duty diesel engines, and new standards requiring refiners to produce low sulfur diesel fuels that will enable more extensive use of advanced pollution control technologies on diesel engines.

The 2007 Highway Rule’s tailpipe standards apply to new diesel engines. Specifically, new particulate matter standards took effect in the model year 2007 and new NOx standards were phased in between 2007 and 2010. The rule’s fuel standards call for a shift by U.S. refiners and importers from low sulfur diesel, with a sulfur content of 500 parts per million (ppm), to ultra-low sulfur diesel, with a sulfur content of 15 ppm. The rule, which effects a transition to ultra-low sulfur diesel, required refiners to begin producing ultra-low sulfur diesel fuels on June 1, 2006.

Although the majority of state air pollution control regulations are components of state implementation plans developed pursuant to Title I of the Federal Clean Air Act, states are not precluded from developing their own air pollution control programs under state law. For example, the California Air Resources Board and the South Coast Air Quality Management District have promulgated a series of airborne toxic control measures under California law, several of which are directed toward reducing emissions from diesel fueled engines.

Although the federal government has not adopted any laws that comprehensively regulate greenhouse gas emissions, the EPA is developing regulations that would regulate these pollutants under the Clean Air Act.

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Government Regulation and Environmental Matters

Certain aspects of our operations are subject to regulation under federal, state, local and foreign laws. If we were to violate these laws or if the laws or enforcement proceedings were to change, it could have a material adverse effect on our business, financial condition and results of operations. Regulations that significantly impact our operations are described below:

CNG and LNG stations – to construct a CNG or LNG fueling station, we must obtain a facility permit from the local fire department and either we or a third party contractor must be licensed as a general engineering contractor. The installation of each CNG and LNG fueling station must be in accordance with federal, state and local regulations pertaining to station design, environmental health, accidental release prevention, above-ground storage tanks, hazardous waste and hazardous materials. We are also required to register with certain state agencies as a retailer/wholesaler of CNG and LNG.

Transfer of LNG – Federal Safety Standards require each transfer of LNG to be conducted in accordance with specific written safety procedures. These procedures must be located at each place of transfer and must include provisions for personnel to be in constant attendance during all LNG transfer operations.

LNG Liquefaction Plants – To build and operate LNG liquefaction plants, we must apply for facility permits or licenses to address many factors, including storm water and wastewater discharges, waste handling and air emissions related to production activities or equipment operations. The construction of LNG plants must also be approved by local planning boards and fire departments.

Employees

As of November 26, 2013, we have two full time employees. We plan to hire additional full time employees upon completion of this offering.

Our Offices

Our principal executive offices are located at the residence of Mr. Weeraratne, our Chief Executive Officer, who currently provides this space to us at no charge. The address of our executive office is 7135 Collins Avenue, No. 624, Miami Beach, FL 33141. Following the completion of this offering, we expect to relocate our principal executive offices to an office building in Miami, Florida.

Legal Proceedings

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

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MANAGEMENT

Directors and Executive Officers

The following individuals serve as our executive officers and members of our board of directors:

Name	Age	Positions

James C. New	68	Chairman of the Board of Directors

I. Andrew Weeraratne	63	Chief Executive Officer, Director

Eugene Nichols	67	President, Secretary, Treasurer, Director

Robert C. Sanford	59	Chief Financial Officer

Bo G. Engberg	66	Director

James C. New, age 68, Chairman of the Board of Directors

Mr. New has served as Chairman of the Board of Directors since inception. Mr. New has over 20 years of experience in the healthcare industry, and currently serves as the Chairman of the Board of Directors of Aurora Diagnostics, LLC (“Aurora”), a company that he co-founded in July 2006 and which has grown to approximately $269 million in revenue in 2011. He also served as Aurora’s Chief Executive Officer and President from 2006 until his retirement in September 2011. Prior to joining Aurora, Mr. New was a private investor from 2003 to 2006. He served as the President, Chief Executive Officer and Chairman of AmeriPath, an anatomic pathology laboratory company, from January 1996 through 2003. Prior to joining AmeriPath, Mr. New served as the President, Chief Executive Officer, and a director of RehabClinics, an outpatient rehabilitation company Mr. New had his bachelor’s degree in Allegheny College in 1967 and got an MBA from Gannon University in 1971.

I. Andrew Weeraratne, age 63, Chief Executive Officer, Director

Mr. Weeraratne has served as our Chief Executive Officer and member of our board of directors since inception. Since February 2000, Mr. Weeraratne has served as President of Passaerelle Corp., a private investment company on a part-time basis while managing a few private investment partnerships on a full time basis. Mr. Weeraratne was Chief Financial Officer of China Direct, Inc. (Nasdaq: CDII) from February 2009 to May 2009. From August 2004 to December 2008, Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize state-owned enterprises after the Iraq war. From December 1998 to February 2000, Mr. Weeraratne was the Chief Financial Officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content. Mr. Weeraratne has been a Florida licensed Certified Public Accountant since 1981. He is also an author, and wrote a book entitled Uncommon Commonsense Steps to Super Wealth, where he illustrates how some people beginning with very little ended up in the list of richest people on earth by focusing only one out of four ways to make their wealth. Currently, Mr. Weeraratne is working also as the President of a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Weeraratne devotes approximately 90% of his time to our business and affairs. Mr. Weeraratne received a B.S. in Accounting from Jones College and is a Certified Public Accountant in the State of Florida.

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Eugene Nichols, age 67, President, Secretary, Treasurer, Director

Mr. Nichols has served as our Vice President, Secretary, Treasurer and a director since inception. Mr. Nichols has over 30 years of sales, management and marketing experience with a Fortune 100 company. Since 1999, along with his wife Evelyn Nichols, he has owned and operated Informa Training Partners, a healthcare related sales training company located in Walpole, Massachusetts. He began his professional career as a sales representative at Beecham Massengill in Bristol, Tennessee, where he was employed from 1972 to 1976. From May 1976 until October 2002, he was employed with Abbott Diagnostic holding various positions including sales executive, sales trainer, district manager and director advertising and communication. Currently, Mr. Nichols is working as Vice President Marketing and Sales, for a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Nichols devotes approximately 90% of his time to our business and affairs. Mr. Nichols graduated with a bachelor’s degree in Business Administration from Auburn University in 1972.

Robert C. Sanford, age 59, Chief Financial Officer

Mr. Sanford has served as our Chief Financial Officer since inception. Mr. Sanford is a certified public accountant licensed in Florida. He has over 30 years of accounting, financial and auditing experience. His experience includes auditing SEC registered companies, due diligence investigations related to acquisitions, designing internal controls and managing Sarbanes-Oxley implementations, including several in China, SEC reporting, financial analysis, process improvement, cost management, and document preparation and negotiations involving bank loans, acquisitions and divestitures. Industries covered include transportation, multi-unit retail, shipping, chemical processing, manufacturing, and convenience stores with gas pumps. Since September 2010, Mr. Sanford has been an executive consulting to Interfoods of America, Inc., the largest U.S. franchisee of Popeye’s Restaurants, where he provided consulting advice on accounting and financial analysis. From 2004 until September 2010, he was a manager with Accretive Solutions, a national professional services firm, and from 2001 until 2004, he was a partner and vice president with RSB Consulting, LLC, a business management consulting firm based in Orlando, Florida. From 1991 until 2001, Mr. Sanford owned Sanford & Associates, CPAs. Mr. Sanford started his career as an audit manager at Grant Thornton LLP, a national public accounting firm. Currently Mr. Sanford is working also as the Chief Financial Officer for a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Sanford devotes approximately 10% of his time to our business and affairs. He graduated from the University of Louisville with a degree in business commerce.

Bo G. Engberg, age 66, Director

Mr. Engberg joined as a director of our company on October 12, 2013. He began his career in sales, in 1972, with Electrolux A.B. (NASDAX OMX, Stockholm), the leading manufacturer of household appliances in Sweden and then joined their international division in 1974. At that time Getinge A.B., which currently is the leading manufacturer of infection control equipment, was a division of Electrolux. In 1979, Mr. Engberg was recruited by Getinge group to focus on infection control equipment as a sales director. He continued as the Director of Sales of Getinge (currently the biggest medical and pharmaceutical company in Sweden, a public company listed on NASDAX OMX, Stockholm) for the next 41 years relocating to a few places in the world. Mr. Engberg retired in April of 2013. He is fluent in English, Spanish, Portuguese, French, German, Italian and Swedish. Mr. Engberg obtained a bachelor’s degree in Electrical Engineering from Zimmermanska Technical Institute in Vasteras, Sweden in 1970.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our board of directors to conclude that the individual should be serving as a director of our company.

James C. New – Mr. New’s extensive career in leadership positions, his successful track record as a private, entrepreneur and board member were factors considered by the Board. Specifically, the Board viewed favorably his roles at Aurora Diagnostics, LLC, AmeriPath and RehabClincs, his experience in founding a successful company and three years as a private investor in reaching their conclusion.

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I. Andrew Weeraratne – Mr. Weeraratne’ s experience as a chief financial officer for public companies in a variety of industries, together with his international experience were factors considered by the board of directors. Specifically, the board of directors viewed favorably his roles at China Direct, Inc., Passerelle Corp., National Lampoon, Inc., Business Resource Exchange, as a financial advisor working with the Embassy of the United States of America in Iraq, and as a CPA in private practice in reaching their conclusion.

Eugene Nichols – Mr. Nichols’s career as an entrepreneur and his involvement in various start-ups were factors considered by the board of directors. Specifically, the board of directors viewed favorably his roles at Communication Exchange Inc., Visa Exchange Inc., Foxfire Golf Course, Power Management Electrical Consultants and Informa Training Partners in reaching their conclusion.

Bo G. Engberg – Mr. Engberg’s long sales career with one major Swedish public company that is a leader in international market and his fluency in various languages and cultures were factors considered by the board of directors. Specifically, the board of directors viewed his leadership skills in rising through the ranks at Getinge group in reaching their conclusion.

In addition to each of the individual skills and background described above, the board of directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

We expect to expand our board of directors in the future to include additional independent directors. In adding additional members to our board of directors, we will consider each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Further, when identifying nominees to serve as director, we expect that our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board will be determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. Currently, executive officers of our company who are also members of the board of directors do not receive any compensation specifically for their services as directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers and any other persons performing similar functions. This Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the SEC. A copy of our Code of Business Conduct and Ethics has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Committees of our Board of Directors and the Role of our Board in Risk Oversight

Our board of directors has determined that the separation of the offices of chairman of the board and principal executive officers enhances board independence and oversight and facilitates the communication between senior management and the board of directors regarding risk oversight, which the board of directors believes strengthens its risk oversight activities. Moreover, the separation of the chairman of the board and principal executive officer will allow the principal executive officer to better focus on his responsibilities of running the company, enhancing shareholder value and expanding and strengthening our business while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Mr. Weeraratne serves as our Chief Executive Officer, which is our principal executive officer, and as one of the three members of our board of directors. Mr. New is considered an independent director under the definition in the NYSE MKT Company Guide, but we do not have a “lead” independent director. The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. Our independent director keeps himself informed through discussions with our executive officers and by reading the reports and other materials that we may send him and by participating in board of directors meetings.

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We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we only have one independent director, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, however, at such time as we expand our board of directors, our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board of directors has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board of directors will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board of directors will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our board of directors.

Mr. Weeraratne is considered an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements;

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

•	understands internal controls over financial reporting; and

•	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

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EXECUTIVE COMPENSATION

We are a newly formed entity and have not paid compensation to our executive officers or key employees since inception, nor do we have any employment agreements with any of the executive officers at this time.

Limitation on Liability

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. I. Andrew Weeraratne, our Chief Executive Officer, is also the President and a director of High Tech Fueling and Distribution Inc. (HFSD). We operate our vehicle conversion division in joint venture with HJT who is the majority shareholder of HFSD.

Mr. James New, our Chairman of the Board of Directors, is also the Chairman of the Board of Directors of HFSD.

Mr. Eugene Nichols, our President, Secretary and Treasurer and Director, is also a director of HFSD.

Mr. Rob Sanford, our Chief Financial Officer, is also the Chief Financial Officer of HFSD.

Director Independence

Mr. New and Mr. Engberg are considered independent within NYSE MKT’s director independence standards pursuant to the NYSE MKT Company Guide.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of November 26, 2013, by: (i) each of our named executive officers and current directors, (ii) all of our current executive officers and directors as a group and (iii) each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o Natural Gas Fueling and Conversion Inc., 7135 Collins Avenue, No. 624, Miami Beach, Florida 33141.

Name	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percent of Class A Common Stock Owned (2)

Officers and Directors

I. Andrew Weeraratne (3) Chief Executive Officer, Director	4,000,000	31.75%

James C. New Chairman of the Board of Directors	750,000	5.95%

Eugene Nichols President, Director	1,000,000	7.94%

Robert C. Sanford Chief Financial Officer	50,000	0.40%

Bo Engberg Director	550,000	4.37%

All Directors and Officers as a Group (5 persons)	6,350,000	50.40%

5% Holders

Gerry Ambrose (4)	750,000	5.95%

All Directors, Officers and 5% Holders as a Group (6 persons)	7,100,000	56.35%

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from November 26, 2013, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

(2)	Based on 12,600,000 shares of common stock outstanding as of November 26, 2013. These percentages have been rounded for convenience.

(3)	Mr. Weeraratne also owns 7,000,000 shares of Class B common stock, which has 10:1 voting rights and is convertible into shares of Common Stock on a 1:1 basis at the option of the holder.

(4)	Mr. Ambrose’s address is located at 105 Playa Rienta Way, Palm Beach Gardens, FL 33418.

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PLAN OF DISTRIBUTION

We are offering up to a total of 10,000,000 shares of Common Stock on a self-underwritten basis at an offering price of $3.00 per share. There is no minimum offering and no minimum number of shares must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 10,000,000 shares of our Common Stock being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us by a subscriber for our Common Stock and will not be placed in an escrow account.

There is currently no public trading market for shares of our Common Stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our Common Stock will be sustained even if one is ultimately developed.

We are offering the shares of our Common Stock directly to the public until __________, 2014, which is ____ days from the date of this prospectus. We reserve the right to extend the offering period for up to an additional 90 days. If we decide to extend the offering for this additional period, we will file a post-effective amendment to our registration statement of which this prospectus is a part informing you of this extension. There are no minimum purchase requirements for each individual investor.

This is a self-underwritten offering. This prospectus forms a part of a registration statement that permits our officers and directors to sell the shares of our Common Stock directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares of Common Stock utilizing a broker or dealer. Our officers and directors will sell the shares of Common Stock and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker/dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.

Section 15(g) of the Securities Exchange Act of 1934 – “penny stock” disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

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•	Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question;

•	Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•	Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the securities offered by this prospectus will be passed upon for us by JSBarkats, PLLC.

EXPERTS

Our financial statements as of October 31, 2013, and for the period of inception (October 2, 2013) to October 31, 2013, included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F. Street, N.E., Room 1580

Washington, D.C. 20549

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You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors

Natural Gas Fueling and Conversion Inc.

Miami Beach, Florida

We have audited the accompanying balance sheets of Natural Gas Fueling and Conversion Inc. (“the Company”), as of October 31, 2013, and the related statements of expenses, changes in stockholder’s equity and cash flows for the period from October 2, 2013 (inception) through October 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2013, and the results of its consolidated operations and its consolidated cash flows the period from October 2, 2013 (inception) through October 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated any revenue since inception and has incurred losses from operations for the period from October 2, 2013 (inception) through October 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

November 27, 2013

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Natural Gas Fueling and Conversion, Inc.

(A Development Stage Company)

Balance Sheet

October 31,
2013

ASSETS

ASSETS
Cash	$136,300
Total current assets	136,300

TOTAL ASSETS	$136,300

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Advances- related parties	$90
Total liabilities	90

STOCKHOLDERS' EQUITY
Preferred stock: $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding
Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 11,100,000 shares issued and outstanding	1,110
Class B Common stock: $.0001 par value; 60,000,000 shares authorized, 7,000,000 shares issued and outstanding	700
Additional Paid-in Capital	149,500
Deficit accumulated during the development stage	(15,100)
Total Stockholders' Equity	136,210

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$136,300

The accompanying notes are an integral part of the financial statements.

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Natural Gas Fueling and Conversion, Inc.

(A Development Stage Company)

Statements of Operations

From October 2, 2013 (Inception) through
October 31,
2013

OPERATING EXPENSES

General and administrative	15,100
Total operating expenses	15,100

LOSS FROM OPERATIONS	(15,100)

NET LOSS	$(15,100)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,055,882

The accompanying notes are an integral part of the financial statements.

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Natural Gas Fueling and Conversion, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from October 2, 2013 (Inception) through October 31, 2013

					Additional		Total
	Common Stock Class A		Common Stock Class B		Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	capital	Deficit	Equity (Deficit)

Balance at inception	-	-	-	-		-	-

Common stock issued for cash - founders	6,100,000	610	-	-	-		610

Common stock issued for cash - founders	-	-	7,000,000	700	-		700

Common stock issued for cash	5,000,000	500	-	-	149,500		150,000

Net loss						(15,100)	(15,100)

Balance, October 31, 2013	11,100,000	1,110	7,000,000	700	149,500	(15,100)	136,210

The accompanying notes are an integral part of the financial statements.

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Natural Gas Fueling and Conversion, Inc.

(A Development Stage Company)

Statements of Cash Flows

From October 2, 2013 (Inception) through
October 31,
2013

OPERATING ACTIVITIES
Net loss	$(15,100)
Net Cash Used in Operating Activities	(15,100)

FINANCING ACTIVITIES
Proceeds from advances- related party	90
Proceeds from the sale of common stock	151,310
Net Cash Provided by Financing Activities	151,400

NET INCREASE (DECREASE) IN CASH	136,300
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$136,300

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$0
Income Taxes	$0

The accompanying notes are an integral part of the financial statements.

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NATURAL GAS FUELING AND CONVERSION INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Natural Gas Fueling and Distribution Inc. (the “Company”) was incorporated in State of Florida on October 2, 2013, and plans to construct and operate combined gasoline, diesel and natural gas (NG) fueling and service stations with convenience stores along with factories to retrofit vehicles to run on NG in the United States. We also plan to acquire currently operating gasoline and diesel fueling stations and add NG bays to introduce NG fueling by expanding those stations. Also we plan to build factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG).

Since inception on October 2, 2013, the Company has primarily been involved in conducting research and development, business planning and capital-raising activities.

Basis of Presentation

The accompanying audited financial statements include all accounts of the Company and in the opinion of management, reflect all adjustments, which include all normal recurring adjustments, necessary to state fairly the Company’s financial position, results of operations and cash flows for the period from inception (October 2, 2013) to October 31, 2013. This financial statement period is not an indicative of the results to be expected for the year ending September 30, 2014, or for any other interim period in future.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year End

The Company has chosen September 30 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses recorded during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at October 31, 2013.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Basic and Diluted Net Loss Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of October 31, 2013, the Company had no potential dilutive shares outstanding.

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Research and Development

Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred.

Development Stage

The Company complies with Statement of Financial Accounting Standard ASC 915-15 and the U.S. Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has not generated any revenues and has incurred losses since inception resulting in an accumulated deficit of $15,100 as of October 31, 2013, and further losses are anticipated in the development of its business which raises substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with the private placement of common stock.

NOTE 4 – EQUITY

We have 300,000,000 authorized shares of capital stock, which consists of (i) 230,000,000 shares of Class A common stock, par value $0.0001 per share; (ii) 60,000,000 shares of Class B common stock, par value $0.0001 per share; and (iii) 10,000,000 shares of blank-check preferred stock, par value of $0.0001 per share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time.

Each share of Class B common stock shall entitle the holder thereof to 10 votes for each one vote per share of Class A common stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Class A common stock with respect to any question or matter upon which holders of Class A common stock have the right to vote. Class B common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of Class B common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate per share as the Class A common stock. The holders of the Class B common stock shall have the right to convert each one of their shares to one share of Class A common stock automatically by surrendering the shares of Class B common stock to us.

On October 22, 2013, we circulated a private offering memorandum for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a “best-efforts” basis, up to a maximum of 7,500,000 shares of the Company’s Class A common stock (the “Shares”) at a purchase price of $0.03 per share (the “Purchase Price”). The minimum individual investment is $15,000, with the stipulation, in our sole discretion, to accept subscriptions for lesser amounts and also with the stipulation that the, funds received from all subscribers to be released to us upon acceptance of the subscriptions by us. This offering is being made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), seeking exemption from the registration requirements of federal security laws. As of October 31, 2013, the Company sold 500,000 shares of Class A common stock each to ten subscribers at the Purchase Price for an aggregate offering amount of $150,000.

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On October 2, 2013, the Company issued 5,600,000 shares of Class A common stock as founders’ shares for total proceeds of $560.00. On October 10, 2013, the Company issued 500,000 shares of Class A common stock as founders’ shares for total proceeds of $50.00.

On October 2, 2013, the Company issued 7,000,000 Class B common shares as founders’ shares to the President for total proceeds of $700.00.

NOTE 5 – INCOME TAXES

As of October 31, 2013 the Company had net operating loss carry forwards of $15,100 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2013.

Deferred tax assets:

Net operating loss carryforward	$15,100
Total deferred tax assets	5,285

Less: valuation allowance	(5,285)
Net deferred tax assets	-

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of October 31, 2013.

NOTE 6 – SUBSEQUENT EVENTS

In November 2013, three (3) investors purchased a total of 1,500,000 Class A common shares at $0.03 cents per share.

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NATURAL GAS FUELING AND CONVERSION INC.

10,000,000 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

________________, 2013

Until _________, 2014 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Securities and Exchange Commission Filing Fee	$3,864
Legal Fees and Expenses	$20,000	*
Accounting Fees and Expenses	$10,000	*
Miscellaneous Expenses	$6,000	*
Total	$39,864	*

* Estimate

Indemnification of Directors and Officers.

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Recent Sales of Unregistered Securities.

The following are all issuances of securities by the registrant since its formation in October 2013, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

Between October 2, 2013 and October 20, 2013, we issued 6,100,000 shares of our Common Stock and 7,000,000 shares of our Class B common stock to our founders and initial directors in connection with the formation and organization of the Company. Each of the recipients was an accredited or sophisticated investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2).

Between October 22, 2013 and November 25, 2013, we issued 6,500,000 shares of our Common Stock valued at $0.03 cents per share to 13 investors. This offering was made pursuant to Rule 506 of Regulation D. We filed a notice of an exempt offering of securities on Form D with the SEC on November 6, 2013, with reference to this offering. A form of the offering documentation is attached as an exhibit to this prospectus.

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Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Articles of Incorporation of Natural Gas Fueling and Conversion Inc. *

3.2	Bylaws of Natural Gas Fueling and Conversion Inc. *

5.1	Opinion of JSBarkats, PLLC **

10.1	Form of Subscription Agreement *

10.2	Preliminary Joint Venture Agreement *

14.1	Code of Business Conduct and Ethics *

23.1	Consent of MaloneBailey, LLP *

23.2	Consent of Counsel (included in Exhibit 5.1) **

* filed herewith

** to be filed by amendment

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Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registration of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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6.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 );

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on November 27, 2013.

Natural Gas Fueling and Conversion Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints I. Andrew Weeraratne, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ I. Andrew Weeraratne	Chief Executive Officer (PEO), Director	November 27, 2013
I. Andrew Weeraratne

/s/ James C. New	Chairman of the Board of Directors	November 27, 2013
James C. New

/s/ Eugene Nichols	President, Secretary, Treasurer, Director	November 27, 2013
Eugene Nichols

/s/ Robert C. Sanford	Chief Financial Officer (PFO and PAO)	November 27, 2013
Robert C. Sanford

/s/ Bo G. Engberg	Director	November 27, 2013
Bo G. Engberg

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